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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-3962, Form S-8 No. 333-3824 and Form S-8 No. 333-3826) of
Preferred Networks, Inc. and in the related Prospectuses of our reports dated April 14, 1997 with respect to the consolidated financial statements and schedule of Preferred Networks, Inc. in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                           /s/ ERNST & YOUNG LLP

April 14, 1997